As filed with the Securities and Exchange Commission on October 31, 1996
                                                 Registration No. 333-

===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         --------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        ---------------------------

                                VIATEL, INC.
           (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                           13-3787366
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                              800 Third Avenue
                          New York, New York 10022
        (Address of Principal Executive Offices, Including Zip Code)

                        AMENDED STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                          Sheldon M. Goldman, Esq.
                            U.S. General Counsel
                                VIATEL, INC.
                              800 Third Avenue
                         New York, New York 10022
                               (212) 935-6800
                    (Name, Address and Telephone Number,
                 Including Area Code, of Agent For Service)

                     ----------------------------------

                                  Copy to:

                           JOHN T. CAPETTA, ESQ.
                          KELLEY DRYE & WARREN LLP
                             Two Stamford Plaza
                           281 Tresser Boulevard
                             Stamford, CT 06901

                    -----------------------------------

                      CALCULATION OF REGISTRATION FEE


                                                      Proposed
                                                      Maximum
                                  Proposed Maximum    Aggregate       Amount of
Title of Securities Amount to be   Offering Price     Offering      Registration
to be Registered     Registered     Per Share(1)      Price(1)           Fee
------------------- ------------  ----------------  --------------  ------------
Common Stock,
par value $.01       1,833,333
per share              shares     $12.0625          $22,114,579.00  $6,701.00


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Viatel, Inc.'s Common Stock on October 28, 1996, as reported by Nasdaq National Market.

===========================================================================

                                  PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Viatel, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission on April 1, 1996, as amended by a Form 10-K/A-1 filed with the Commission on October 15, 1996;

     (b) The Registrant's Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 15, 1996 and Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 14, 1996, and as amended by a Form 10-Q/A-1 filed with the Commission on September 24, 1996;

     (c) The description of the Registrant's common stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21261) filed with the Commission on August 27, 1996 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as amended by a Form 8-A/A filed with the Commission on October 15, 1996.

     All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowning violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $10 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal), or preparing for any of the foregoing in any threatened, pending or contemplated action, suit, or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change in control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

     At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER                             DESCRIPTION
-------   -----------------------------------------------------------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i)(b) of the Registrant's Registration Statement on Form S-1, File No. 333-09699, filed on August 7, 1996).

 4.2      Amended Stock Incentive Plan (incorporated herein by reference to
          Exhibit 10.33 of the Registrant's Registration Statement on Form S-1, File No. 333-09699, filed on August 7, 1996).

 *5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered.

 *23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

 *23.2    Consent of KPMG Peat Marwick LLP.

 *24      Powers of Attorney (See Signature Page).

------------------------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 30, 1996.


                                 VIATEL, INC.



                                 By:  /s/ Martin Varsavsky
                                    ----------------------------
                                          Martin Varsavsky
                                    Chairman of the Board and
                                     Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Michael J. Mahoney, Allan L. Shaw and Sheldon M. Goldman and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 30, 1996.


Signature                         Title
---------                         -----

/s/ Martin Varsavsky              Chairman of the Board, Chief Executive
---------------------------       Officer and Director (Principal Executive
Martin Varsavsky                  Officer)

/s/ Michael J. Mahoney            President, Chief Operating Officer
---------------------------       and Director
Michael J. Mahoney

/s/ Allan L. Shaw                 Vice President, Finance; Chief Financial
---------------------------       Officer (Principal Financial and
Allan L. Shaw                     Accounting Officer); Treasurer and
                                  Director
/s/ Antonio Carro
---------------------------       Director
Antonio Carro


                                  Director
---------------------------
Paul G. Pizzani

                                  Director
----------------------------
W. James Peet


                              EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------

 4.1           Amended and Restated Certificate of Incorporation of the
               Registrant (incorporated herein by reference to Exhibit
               3.1(i)(b) of the Registrant's Registration Statement on Form
               S-1, File No. 33-09699, filed on August 7, 1996).

 4.2 Amended Stock Incentive Plan (incorporated herein by reference to Exhibit 10.33 of the Registrant's Registration
               Statement on Form S-1, File No. 333-09699, filed on August
               7, 1996).

 *5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered.

 *23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

 *23.2         Consent of KPMG Peat Marwick LLP.

 *24           Powers of Attorney (See Signature Page).

----------------------
*Filed herewith
